UNITED STATES

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SCHEDULE 14A

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OneMain Holdings, Inc.

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NYSE: OMF | June 12, 2024 2024 Annual Meeting: Supplemental Filing

Enhanced Executive Compensation Program 2 Our executive compensation program was redesigned for FY 2023 to better reflect our strategic and compensation objectives and stockholder feedback, as well as continue to drive long-term stockholder value (1) TSR measured from 12/31/18 to 5/28/24. Source: S&P Capital IQ as of 5/29/24. 2024 Proxy Peer Group: AAN, BFH, CACC, CBSH, DLTR, CMA, HBAN, FIS, NAVI, LC, SYF, COOP, WU, SLM. The Compensation Committee redesigned the compensation program to: • Reflect our business and economic environment • Balance our short- and long-term strategic objectives • Consider feedback provided by our stockholders regarding executive compensation program design • Mark the completion of our transition away from having a large portion of our shares being owned by a consortium of private equity funds The new program is more in line with market practices, while retaining our objective of paying for performance; attracting, retaining and incentivizing key talent; and driving stockholder value. Following discussions with stockholders, these enhancements were previewed in the proxy statement for our 2023 Annual Meeting, and broadly supported by our investors Key Enhancements • Simplified structure by eliminating RSUs from the annual incentive program and placing greater emphasis on long-term equity incentives • Decreased the number of financial performance metrics within the annual incentive program and realigned metric weightings to focus on the achievement of clearer objectives • Transitioned to RSUs granted at the beginning of the 3-year vesting period, with vesting to occur in 3 annual installments subject to continued service • Eliminated payment of dividend equivalents on unvested PSUs • Added Relative TSR as an upward or downward modifier for PSU awards Total Stockholder Return(1) (2019 – Present) 278% 78% 71% 69% OneMain Financial NYSE Composite Index NYSE Financial Index Primary Peer Group Average Considerations to Support Transition to New Program • Our compensation tables for 2023 include two distinct RSU grants for each NEO due to the change in timing of grants – this overlap is for 2023 only • 2023 base salaries and target bonuses for NEOs were geared toward peer medians • RSU and PSU grants were higher in 2023 to support the transition away from private equity-type large one-time awards, the change in equity grant timing, and a comprehensive market analysis • 2024 incentive compensation is reduced

Transition Period for Long-Term Incentive Program

Our redesigned long-term incentive awards promote sustainable value creation and align to stockholder interests

Redesigned Long-Term Equity Awards
Performance Metrics
RSU: Designed to strengthen retention (50%)
PSU: Financial performance metrics aligned with creating long-term stockholder value (50%) • 2023 C&I Capital Generation[(1)] (34%) • 2024 C&I Capital Generation[(1)] Growth (33%) • 2025 C&I Capital Generation[(1)] Growth (33%) • Relative TSR modifier

Compensation Program Transition Period

- Effective in 2023, RSUs will be granted at the beginning of the 3-year vesting period, with vesting to occur in 3 annual installments subject to continued service
- For 2023, the Summary Compensation Table includes 2 distinct RSU grants, resulting in elevated reported compensation:
  - RSUs based on 2022 performance, paid in early 2023, with vesting occurring in 2023-2025
  - Long-term RSUs awarded in early 2023, with vesting occurring in 2024-2026
- This overlap in grants is for a 1-year transition in 2023 only and did not result in overlapping vesting in 2023
- NEO long-term equity opportunity for 2023 was higher to support the transition to our new structure, including moving away from private equity-type large one-time awards, the change in equity grant timing, and a market analysis
- **The CEO 2024 long-term equity awards will decrease 22% to $5.5 million**

CEO LTI Equity Awards			
Year	**RSUs**	**PSUs**	**Total LTI Target Direct Compensation**
2022	$2,166,667 *	$2,166,667	$4,333,334
2023	$3,525,000	$3,525,000	$7,050,000
2024	$2,750,000	$2,750,00	$5,500,000

** RSU granted in February 2023*

OneMain Financial 3

(1) C&I Capital Generation and C&I Operating Expenses are non-GAAP financial measures. For a description of these measures and reconciliations to the most directly comparable measures calculated under GAAP, please refer to Appendix A of our definitive proxy statement on Schedule 14A, which was filed with the U.S. Securities and Exchange Commission on April 26, 2024.

Annual Incentive Program 4 Short-term incentive metrics evaluated annually for alignment with Company strategy and stockholder value creation Updated Financial Performance Metrics • For 2023, the Compensation Committee decreased the number of financial performance metrics and updated weightings to emphasize building for the future and to remove redundancy • The Committee determined to include C&I Capital Generation(1) as a metric in both the annual and long-term plans as it is the key performance measure of our segment that measures the capital created during a period and that we use to manage our business • In setting the financial metric targets at the beginning of 2023, the Committee determined to use a range considering the tremendous uncertainty in the economic environment at the time, the volatility in our business, and the alignment to and deterioration in the health of the non-prime consumer • Target ranges align to our annual plan and are consistent with earnings messaging • C&I Capital Generation(1) target was set below 2022 performance considering the continued impacts of the macroeconomic environment, including elevated inflation and interest rates, on the business as industry-wide credit deteriorated significantly in non-prime lending in 2022, which had direct negative effects on 2023 C&I Capital Generation(1); targets for all other metrics were set higher than prior year performance • As necessary, payouts are interpolated between threshold, target, and maximum based on actual performance, with potential payout range between 0-150% (capped at 150%) of target • Annual Incentive payouts for 2023 ranged from 100%-115% based on an achievement level of 100% under the Financial Performance metrics (weighted at 70%) and an achievement level of 100%-150% under the Qualitative Strategic component (weighted at 30%) Redesigned Annual Incentive Awards Performance Metrics Financial performance scorecard (70%) • C&I Capital Generation(1) (50%) • C&I Operating Expenses(1) (10%) • New Product/Channels (10%) Qualitative strategic component (30%) • Manage the core loan business through economic uncertainty • Continue investing in new products and omni-channel platform • Invest in data, analytics and cloud capabilities • Continue to be the employer of choice for our team members and focus on our external reputation • Advance funding and investor strategy (1) C&I Capital Generation and C&I Operating Expenses are non-GAAP financial measures. For a description of these measures and reconciliations to the most directly comparable measures calculated under GAAP, please refer to Appendix A of our definitive proxy statement on Schedule 14A, which was filed with the U.S. Securities and Exchange Commission on April 26, 2024.